As filed with the Securities and Exchange Commission on April 6, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELLEGY PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	82-0429727
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

349 Oyster Point Boulevard, Suite 200

South San Francisco, California 94080

(Address of Principal Executive Offices)

Director Stock Option Agreement

(Full Title of the Plans)

K. Michael Forrest

Chief Executive Officer

Cellegy Pharmaceuticals, Inc.

349 Oyster Point Boulevard, Suite 200

South San Francisco, California 94080

(650) 616-2200

(Name, Address and Telephone Number of Agent For Service)

Copies to:

C. Kevin Kelso, Esq.

Weintraub Genshlea Chediak Sproul

400 Capitol Mall

Sacramento, CA 95814

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value, issuable upon exercise of Director Option	1,000,000	(1)(2)	$4.16	(1)	$4,160,000	$529

(1)	This registration statement relates to issuance of shares upon exercise of an option (the “Option”) granted by the Registrant to Richard. C. Williams, the Chairman of the Board of Directors of the Registrant. The computation of the maximum offering price per share, maximum aggregate offering price and amount of registration fee are based upon the weighted average exercise price of $2.89 for 400,000 of the shares reserved for issuance upon exercise of the Option, and $5.00 per share for 600,000 of the shares that are reserved for issuance upon the exercise of the Option.
(2)	This registration statement also covers an indeterminate number of shares of Common Stock of the Registrant that may be issuable by reason of stock dividends, stock splits or similar transactions, in accordance with Rule 416.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent to the participant in the employee benefit plan or agreement to which this Registration Statement relates as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INFORMATION INCORPORATED BY REFERENCE.

Cellegy Pharmaceuticals, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents and information previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in (a) above.

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(d)	All documents that we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement incorporated herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant’s Amended and Restated Articles of Incorporation (the “Restated Articles”) include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors’ fiduciary duties to the maximum extent permitted under California law. This limitation has no effect on a director’s liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the “California Code”) (concerning contracts or transactions between the Registrant and a director) or (vii) under Section 316 of the California Code (concerning directors’ liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision has no effect on claims arising under federal or state securities laws and will not affect the availability of injunctions and other equitable remedies available to the Registrant’s shareholders for any violation of a director’s fiduciary duty to the Registrant or its shareholders.

The Restated Articles also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaws provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant’s Bylaws permit indemnification of the Registrant’s directors, officers and employees and require indemnification in certain circumstances. Indemnification may only be authorized by a majority of Registrant’s directors or shareholders or by order of a court, unless the agent has been successful on the merits. In addition, the Registrant’s policy is to enter into indemnification agreements with each of its officers and directors. These indemnification agreements provide that directors and officers will be indemnified and held harmless to the fullest extent permitted by law. These agreements, together with the Restated Articles, may require the Registrant, among other things, to indemnify such directors, officers and employees against certain liabilities that may arise by reason of their status or service as directors or officers (with certain exceptions), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms.

Section 317 of the California Code makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant also maintains a director and officer liability insurance policy.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description

4.01	Registrant’s Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form SB-2, declared effective August 11, 1995 (the “1995 Form SB-2”)).

4.02	Certificate of Determination, as amended, relating to the Series A Preferred Stock (incorporated herein by reference to Exhibit 4.02 to the Registrant’s Quarterly Report on 10Q-SB for the three months ended March 31, 1996).

4.03	Certificate of Amendment of Amended and Restated Articles of Incorporation filed with the California Secretary of State on August 6, 2002 (incorporated herein by reference to Exhibit 3.2 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.04	Registrant’s Bylaws, as amended (incorporated herein by reference to Exhibit 4.03 to the 1995 Form SB-2).

4.05	Director Option Agreement between the Company and Richard C. Williams dated November 6, 2003 (incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003).

5.01	Opinion of Weintraub Genshlea Chediak Sproul, a law corporation.

23.01	Consent of Weintraub Genshlea Chediak Sproul, a law corporation (included in Exhibit 5.01).

23.02	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.03	Consent of Ernst & Young LLP, Independent Auditors.

24.01	Power of Attorney (see signature page).

ITEM 9.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 5th day of April, 2004.

CELLEGY PHARMACEUTICALS, INC.

By:	/s/ K. MICHAEL FORREST

K. Michael Forrest President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints K. Michael Forrest and A. Richard Juelis, and each of them, his attorneys-in-fact, and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ K. MICHAEL FORREST K. Michael Forrest	President, Chief Executive Officer and a Director	April 6, 2004

Principal Financial Officer and Principal Accounting Officer:

/s/ A. RICHARD JUELIS A. Richard Juelis	Vice President, Finance and Chief Financial Officer	April 6, 2004

Additional Directors:

/s/ RICHARD C. WILLIAMS Richard C. Williams	Chairman of the Board, Director	April 6, 2004

/s/ JOHN Q. ADAMS, SR. John Q. Adams, Sr.	Director	April 6, 2004

/s/ TOBI B. KLAR, M.D. Tobi B. Klar, M.D.	Director	April 6, 2004

/s/ ROBERT B. ROTHERMEL Robert B. Rothermel	Director	April 6, 2004

/s/ THOMAS M. STEINBERG Thomas M. Steinberg	Director	April 6, 2004

EXHIBIT INDEX

Exhibit No.	Description

4.01	Registrant’s Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form SB-2, declared effective August 11, 1995 (the “1995 Form SB-2”)).

4.02	Certificate of Determination, as amended, relating to the Series A Preferred Stock (incorporated herein by reference to Exhibit 4.02 to the Registrant’s Quarterly Report on 10Q-SB for the three months ended March 31, 1996).

4.03	Certificate of Amendment of Amended and Restated Articles of Incorporation filed with the California Secretary of State on August 6, 2002 (incorporated herein by reference to Exhibit 3.2 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.04	Registrant’s Bylaws, as amended (incorporated herein by reference to Exhibit 4.03 to the 1995 Form SB-2).

4.05	Director Option Agreement between the Company and Richard C. Williams dated November 6, 2003 (incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003).

5.01	Opinion of Weintraub Genshlea Chediak Sproul, a law corporation.

23.01	Consent of Weintraub Genshlea Chediak Sproul, a law corporation (included in Exhibit 5.01).

23.02	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.03	Consent of Ernst & Young LLP, Independent Auditors.

24.01	Power of Attorney (see signature page).